Exhibit 21
Subsidiaries of Preferred Apartment Communities, Inc.

Name	Jurisdiction of Formation
360 Irvine Lending, LLC	Delaware
Ashford Park, LLC	Delaware
Barclay Crossing, LLC	Delaware
City Park Mezzanine Lending, LLC	Delaware
City Park II Capital Lending, LLC	Delaware
City Vista Mezzanine Lending, LLC	Delaware
Crescent Ave Lending, LLC	Delaware
Deltona Landing, LLC	Delaware
Encore Capital Lending, LLC	Delaware
Haven Fayetteville Lending, LLC	Delaware
Haven Northgate Lending, LLC	Delaware
Haven Lubbock Lending, LLC	Delaware
Haven Lubbock II Lending, LLC	Delaware
Haven Tampa Lending, LLC	Delaware
Haven Waco Lending, LLC	Delaware
Haven West Mezzanine Lending, LLC	Georgia
Hidden River Capital Lending, LLC	Delaware
Iris Crosstown Mezzanine Lending, LLC	Delaware
Irvine Mezzanine Lending, LLC	Georgia
Kennesaw Mezzanine Lending, LLC	Georgia
Lake Cameron, LLC	Delaware
Madison Wade Green Lending, LLC	Delaware
Main Street Apartment Homes, LLC	Maryland
Main Street Baldwin, LLC	Delaware
Main Street Stone Creek, LLC	Delaware
Manassas Mezzanine Lending, LLC	Georgia
New Market – Overlook, LLC	Delaware
New Market Plano, LLC	Delaware
New Market Properties, LLC	Maryland
New Market-Royal Lakes, LLC	Delaware
New Market- Summit Point, LLC	Delaware
New Market – Victory Village, LLC	Delaware
New Market – Wade Green, LLC	Delaware
New Town Mezzanine Lending, LLC	Georgia
Newport Bishop Lending, LLC	Delaware
Newport Kennesaw Mezzanine Lending, LLC	Delaware
Newport Overton Mezzanine Lending, LLC	Georgia
NMP Kingwood Glen, LLC	Delaware
Oxford Encore Lending, LLC	Georgia

Oxford Hidden River Lending, LLC	Delaware
Oxford Overture Lending, LLC	Delaware
PAC Carveout, LLC	Delaware
PAC Citilakes, LLC	Delaware
PAC Citypark View, LLC	Delaware
PAC Creekside, LLC	Delaware
PAC Crosstown Walk, LLC	Delaware
PAC Cypress, LLC	Delaware
PAC Enclave at Vista Ridge, LLC	Delaware
PAC Dawson Lending, LLC	Delaware
PAC Lending, LLC	Delaware
PAC Lenox, LLC	Delaware
PAC Lenox Regent, LLC	Delaware
PAC Lenox Retreat, LLC	Delaware
PAC Lenox Village, LLC	Delaware
PAC Naples, LLC	Delaware
PAC Overton Rise, LLC	Delaware
PAC Northpointe, LLC	Delaware
PAC Sarasota, LLC	Delaware
PAC Summit Crossing, LLC	Georgia
PAC Summit Crossing II, LLC	Delaware
PAC Vineyards, LLC	Delaware
PACOP Special Member, Inc.	Delaware
Parkway Centre, LLC	Delaware
Parkway Town Centre, LLC	Delaware
PCC Tallahassee, LLC	Delaware
Powder Springs-Macland Retail, LLC	Delaware
Preferred Apartment Communities Operating Partnership, L.P.	Delaware
Preferred Campus Communities, LLC	Maryland
Salem Cove, LLC	Delaware
Sandstone Creek, LLC	Delaware
Spring Hill Plaza, LLC	Delaware
Starkville Mezzanine Lending, LLC	Georgia
Stoneridge Farms Hunt Club, LLC	Delaware
Stone Rise Apartments, LLC	Delaware
Summit Crossing III Mezzanine Lending, LLC	Delaware
Sunbelt Retail, LLC	Delaware
Sweetgrass Corner, LLC	Delaware
Trail Creek Apartments, LLC	Delaware
WAM McNeil Ranch, LLC	Delaware
Weems Mezzanine Lending, LLC	Delaware
Woodstock Crossing Center, LLC	Georgia